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                                                                   Exhibit 3.5.3


Microfilm Number            Filed with the Department of State on Dec. 22, 1998
                 ----------                                       -------------
Entity Number 2613157       /s/ illegible
              ------------- ---------------------------------------------------
                                     Secretary of the Commonwealth


                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1926 (Rev 90)

        In compliance with the requirements of 15 Pa.C.S. Section 1926 (relating to articles of merger or consolidation), the undersigned busines corporations, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is:    Werner Co.
                                                        -----------------------

------------------------------------------------------------------------------

2. (CHECK AND COMPLETE ONE OF THE FOLLOWING):
X The surviving corporation is a domestic business corporation and the ---(a) ADDRESS of its current registered office in this Commonwealth or
   (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)     93 Werner Road  Greenville      PA      16125   Mercer
       ------------------------------------------------------------------------
       Number and Street       City      State      Zip    County

   (b) c/o:
           --------------------------------------------------------------------
           Name of Commercial Registered Office Provider                County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

__ The surviving corporation is a qualified foreign business corporation incorporated under the laws of __________________ and the (a) ADDRESS of its current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)
      -------------------------------------------------------------------------
       Number and Street       City      State      Zip    County

   (b) c/o:
           --------------------------------------------------------------------
           Name of Commercial Registered Office Provider                County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

__ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of _______________ and the address of its principal office under the laws of such domiciliary jurisdiction is:

      -------------------------------------------------------------------------
       Number and Street              City            State          Zip

3. The NAME and the ADDRESS of the registered office in this Commonwealth or NAME of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

                                ADDRESS OF REGISTERED OFFICE
                                   OR NAME OF COMMERCIAL
   NAME OF CORPORATION            REGISTERED OFFICE PROVIDER            COUNTY

   OLYMPUS PROPERTIES, INC.           c/o WERNER CO.                    Mercer
                                          93 Werner Road
                                          Greenville, PA 16125

DSCB:15-1926 (Rev 90)-2


4. (Check, and if appropriate complete, one of the following):

   __ The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

   X  The plan of merger shall be effective on:    December 31, 1998
  ---                                           -------------------------------
      at         11:59 p.m.                              Date
         ------------------------------------
                   Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

    Name of Corporation                       Manner of Adoption

         Werner Co.               Adopted by the Board of Directors and Sole
                                  Shareholder pursuant to 15 PA C.S.
                                  Section 1924 (a)



6. (Strike out this paragraph if no foreign corporation is a party to the merger). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7. (Check, and if appropriate complete, one of the following):

   X The plan of merger is set forth in full in Exhibit A attached hereto and --- made a part hereof.

      Pursuant to 15 Pa.C.S. Section 1901 (relating to omission of certain
  --- provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

      ------------------------------------------------------------------------
      Number and Street            City              State      Zip     County

      IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 15th day of December, 1998.

                                        Werner Co.
                                        ----------------------------------------
                                                (Name of Corporation)

                                     BY: /s/ Donald M. Werner
                                        ----------------------------------------
                                                      (Signature)

                                  TITLE: President and Chief Executive Officer
                                        ----------------------------------------

                                        OLYMPUS PROPERTIES, INC.
                                        ----------------------------------------
                                                (Name of Corporation)

                                     BY: /s/ Eric ?. Werner
                                         ---------------------------------------
                                                     (Signature)

                                  TITLE: President and Chief Executive Officer
                                         ---------------------------------------



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                                  EXHIBIT "A"

                                 PLAN OF MERGER



        The following is the Plan of Merger for merging OLYMPUS PROPERTIES, INC., an Illinois corporation ("OLYMPUS") into WERNER CO., a Pennsylvania corporation ("WERNER") as approved on December 15, 1998 by resolution of the Boards of Directors and Shareholders of OLYMPUS and WERNER.

        1. OLYMPUS shall, pursuant to the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended, and the Business Corporation Act of 1983 of the State of Illinois, as amended, be merged into WERNER, which shall be the surviving corporation upon the effective date of the merger in the Commonwealth of Pennsylvania and which shall continue to exist as said surviving corporation pursuant to the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended. The separate existence of OLYMPUS, shall cease upon the effective date of the merger in accordance with the provisions of the Business Corporation Act of the State of Illinois, as amended.

        2. The Articles of Incorporation and Bylaws of WERNER upon the effective date of the merger in the Commonwealth of Pennsylvania shall be the Articles of Incorporation and Bylaws of the surviving corporation.

        3. The directors and officers of WERNER in office upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

        4. The issued shares of capital stock of OLYMPUS shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time and date of the merger shall be cancelled and retired. The issued shares of capital stock of WERNER shall not be changed as a result of the merger.

        5. The merger shall become effective at 11:59p.m. on December 31, 1998.

        6. The Boards of Directors and the officers of OLYMPUS and of WERNER are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.